[LOGO] WFS FINANCIAL INC

                        WFS FINANCIAL 2002-1 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of February 28, 2003
                     for Distribution Date of March 20, 2003

COLLECTIONS

                                                                                                                DOLLARS
Payments received                                                                                        175,170,921.02
  Plus:
      Net Servicer Advances                                                                                1,390,953.49
                                                                                                       ----------------
Total Funds Available for Distribution                                                                   176,561,874.51
                                                                                                       ================
DISTRIBUTIONS
  Servicing Fee                                                                        4,135,813.00
  Net Swap Payments                                                                    2,937,750.00
  Trustee and Other Fees                                                                 514,426.86
  Other Miscellaneous Payments                                                             1,269.07
                                                                                      -------------
Total Fee Distribution                                                                                     7,589,258.93
  Note Interest Distribution Amount - Class A-1                            0.00
  Note Interest Distribution Amount - Class A-2                    2,588,597.69
  Note Interest Distribution Amount - Class A-3A                   3,942,500.00
  Note Interest Distribution Amount - Class A-3B                     885,500.00
  Note Interest Distribution Amount - Class A-4A                   3,165,500.00
  Note Interest Distribution Amount - Class A-4B                     632,000.00
                                                                 --------------
Total Class A Interest Distribution                                                   11,214,097.69
  Note Principal Distribution Amount - Class A-1                           0.00
  Note Principal Distribution Amount - Class A-2                 145,274,155.55
  Note Principal Distribution Amount - Class A-3A                          0.00
  Note Principal Distribution Amount - Class A-3B                          0.00
  Note Principal Distribution Amount - Class A-4A                          0.00
  Note Principal Distribution Amount - Class A-4B                          0.00
                                                                 --------------
Total Class A Principal Distribution                                                 145,274,155.55
                                                                                      -------------
Total Class A Principal and Interest Distribution                                                        156,488,253.24
  Spread Account Deposit                                                                                  12,484,362.34
                                                                                                       ----------------
Total Distributions                                                                                      176,561,874.51
                                                                                                       ================

                        WFS FINANCIAL 2002-1 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of February 28, 2003
                     for Distribution Date of March 20, 2003

PORTFOLIO DATA:
                                                                     # of loans
  Beginning Security Balance                                             99,346                        1,370,604,959.42
    Less: Principal Balance                                                  14      (61,136,459.33)
          Full Prepayments                                               (5,447)     (55,948,879.85)
          Partial Prepayments                                                 0                0.00
          Liquidations                                                   (2,077)     (28,188,816.37)
                                                                                     --------------
                                                                                                        (145,274,155.55)
                                                                                                       ----------------
  Ending Security Balance                                                91,836                        1,225,330,803.87
                                                                                                       ================
OTHER RELATED INFORMATION:
Spread Account:
  Beginning Balance                                                                   54,824,198.38
        Deposits                                                                      12,484,362.34
        Reductions                                                                   (18,295,328.56)
                                                                                     --------------
  Ending Balance                                                                                          49,013,232.15
  Beginning Initial Deposit                                                            1,425,282.65
        Repayments                                                                    (1,425,282.65)
                                                                                     --------------
  Ending Initial Deposit                                                                                           0.00
Modified Accounts:
  Principal Balance                                                                            0.00%               0.00
  Scheduled Balance                                                                            0.00%               0.00
Servicer Advances:
  Beginning Unreimbursed Advances                                                        601,547.42
  New Advances                                                                         1,390,953.49
  Reimbursement of Advances                                                                    0.00
                                                                                     --------------
                                                                                                           1,992,500.91

Net Charge-Off Data:                                                 # of loans
  Charge-Offs                                                             6,850       35,994,171.11
  Recoveries                                                             (5,210)      (5,906,342.02)
                                                                                     --------------
  Net Charge-Offs                                                                                         30,087,829.09

Delinquencies (P&I):                                                 # of loans
  30-59 Days                                                              2,071       25,344,161.95
  60-89 Days                                                                677        7,909,868.15
  90-119 Days                                                               278        3,018,721.75
  120 days and over                                                          14          202,009.83
Repossessions                                                               185        1,509,477.24
Contracts Repurchased (pursuant to Sect. 3.02,
  4.07, or 9.01 of the Sale and Servicing Agreement)                         86                              928,019.65
Cumulative Charge-Off Percentage                                                                                   1.67%
Delinquency Percentage                                                                                             1.09%
WAC                                                                                                             13.2767%
WAM                                                                                                              50.954

                        WFS FINANCIAL 2002-1 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of February 28, 2003
                     for Distribution Date of March 20, 2003

                                BEGINNING       NOTE QUARTERLY                   TOTAL
              ORIGINAL         OUTSTANDING        PRINCIPAL        PRIOR       PRINCIPAL
             PRINCIPAL          PRINCIPAL       DISTRIBUTABLE    PRINCIPAL   DISTRIBUTABLE
CLASSES       BALANCE            BALANCE            AMOUNT       CARRYOVER       AMOUNT
-------   ----------------   ----------------   --------------   ---------   --------------
A-1         330,000,000.00               0.00             0.00        0.00             0.00

A-2         440,000,000.00     340,604,959.42   145,274,155.55        0.00   145,274,155.55

A-3A        380,000,000.00     380,000,000.00             0.00        0.00             0.00

A-3B        230,000,000.00     230,000,000.00             0.00        0.00             0.00

A-4A        260,000,000.00     260,000,000.00             0.00        0.00             0.00

A-4B        160,000,000.00     160,000,000.00             0.00        0.00             0.00

TOTAL     1,800,000,000.00   1,370,604,959.42   145,274,155.55        0.00   145,274,155.55

                                          REMAINING           TOTAL
            PRINCIPAL       CURRENT      OUTSTANDING        PRINCIPAL
           DISTRIBUTION    PRINCIPAL      PRINCIPAL        AND INTEREST
CLASSES       AMOUNT       CARRYOVER       BALANCE         DISTRIBUTION
-------   --------------   ---------   ----------------   --------------
A-1                 0.00        0.00               0.00             0.00

A-2       145,274,155.55        0.00     195,330,803.87   147,862,753.24

A-3A                0.00        0.00     380,000,000.00     3,942,500.00

A-3B                0.00        0.00     230,000,000.00       885,500.00

A-4A                0.00        0.00     260,000,000.00     3,165,500.00

A-4B                0.00        0.00     160,000,000.00       632,000.00

TOTAL     145,274,155.55        0.00   1,225,330,803.87   156,488,253.24

                      NOTE QUARTERLY                   TOTAL
                         INTEREST        PRIOR       INTEREST        INTEREST       CURRENT          DEFICIENCY           POLICY
NOTE      INTEREST    DISTRIBUTABLE    INTEREST    DISTRIBUTABLE   DISTRIBUTION    INTEREST            CLAIM              CLAIM
CLASSES     RATE          AMOUNT       CARRYOVER      AMOUNT          AMOUNT       CARRYOVER           AMOUNT             AMOUNT
-------   --------    --------------   ---------   -------------   -------------   ---------   ----------------------   ----------
A-1        2.04000%             0.00        0.00            0.00            0.00        0.00                     0.00         0.00

A-2        3.04000%     2,588,597.69        0.00    2,588,597.69    2,588,597.69        0.00                     0.00         0.00

A-3A       4.15000%     3,942,500.00        0.00    3,942,500.00    3,942,500.00        0.00                     0.00         0.00

A-3B*      1.54000%       885,500.00        0.00      885,500.00      885,500.00        0.00                     0.00         0.00

A-4A       4.87000%     3,165,500.00        0.00    3,165,500.00    3,165,500.00        0.00

A-4B*      1.58000%       632,000.00        0.00      632,000.00      632,000.00        0.00

                                                                                                                 0.00         0.00

                                                                                                      NOTE PERCENTAGE   100.000000%

TOTAL                  11,214,097.69        0.00   11,214,097.69   11,214,097.69        0.00   CERTIFICATE PERCENTAGE     0.000000%

* Note: The interest rate for class A-3B is LIBOR + 0.13%. The LIBOR rate for this distribution period is 1.41%. The interest rate for class A-4B is LIBOR + 0.17%. The LIBOR rate for this distribution period is 1.41%.

                        WFS FINANCIAL 2002-1 OWNER TRUST
                              Officer's Certificate
               for Master Service Report Date of February 28, 2003
                     for Distribution Date of March 20, 2003

Detailed Reporting

      See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of February 28, 2003 and were performed in conformity with the Sale and Servicing Agreement dated March 1, 2002.


                                        ----------------------------------------
                                        Susan Tyner
                                        Vice President
                                        Assistant Controller


                                        ----------------------------------------
                                        Mark Olson
                                        Senior Vice President
                                        Controller